Exhibit 3.5

AMENDED AND RESTATED

BYLAWS

OF

KINROSS GOLD U.S.A., INC.

ARTICLE I

Offices

Section 1.                                            Business Offices. The principal office of the corporation shall be designated from time to time by the corporation and may be within or outside of Nevada. The corporation may have such other offices, either within or outside Nevada, as the board of directors may designate or as the business of the corporation may require from time to time.

Section 2.                                            Registered Office. The registered office shall be in Reno, Nevada or such other location as may be determined by the board of directors.

ARTICLE II

Shareholders

Section 1.                                            Annual Meetings. An annual meeting of the shareholders shall be held on the first Monday in the month of May in each year, or on such other date as may be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated in these bylaws for any annual meeting of the shareholders, or at any adjournment of such meeting, the board of directors shall cause the election to be held at a meeting of the shareholders as soon after such annual meeting (as the same may be adjourned) as is convenient. Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the board of directors or officers of the corporation.

Section 2.                                            Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president and shall be called by the president or the secretary at the request of shareholders owning at least 10% of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 3.                                            Place of Meetings. Each meeting of the shareholders shall be held at such place, either within or outside Nevada, as may be designated in the notice of meeting. If no place is designated in any such notice, the relevant meeting shall be held at the registered office of the corporation in Nevada.

Section 4.                                            Notice of Meetings. Notices of meetings of shareholders shall be in writing and signed by the president, a vice-president, the secretary, or an assistant secretary, or by such other natural person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time when and the place where it is to be held. A copy of such notice shall be delivered personally, by electronic transmission as permitted by statute, or shall be mailed, postage prepaid, to each shareholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting. If mailed, it shall be directed to a shareholder at such shareholder’s address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such shareholder. In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 5.                                            Fixing of Record Date. The board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days, and in case of a meeting of the shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the board of directors, the record date shall be fixed as provided by statute. When a determination of shareholders entitled to vote at any meeting of the shareholders has been made as provided in this Section, such determination shall apply to any adjournment of such meeting, unless such adjournment lasts for more than 60 days from the date of the original meeting, in which event a new record date must be established.

Section 6.                                            Voting List. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders who are entitled to be given notice of a meeting of the shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing throughout the meeting and any meeting adjournments. The original stock transfer books shall be prima facie evidence as to the shareholders who are entitled to examine such list or transfer books or to vote at any meeting of the shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

Section 7.                                            Proxies. At each meeting of the shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by such shareholder’s duly authorized attorney-in-fact, or by a written statement of the appointment transmitted by telegram, teletype or other electronic transmission along with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. Such proxy shall be filed with the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after six months from the date of such proxy’s execution, unless otherwise provided in the proxy, which in no case shall exceed seven years from the date of its execution.

Section 8.                                            Quorum. Except as otherwise required by statute, a majority of the outstanding shares of the corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for action on such matter at each meeting of the shareholders. If a quorum exists, a matter will be approved if the number of votes cast in favor of such matter exceeds the number of votes cast against such matter except in the case of the election of directors. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice other than an announcement at the meeting of the new date, time and place; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is or must be fixed by statute or under these bylaws, notice of the adjourned meeting must be given to shareholders of record who are entitled to vote at the meeting. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9.                                            Voting of Shares. Except as otherwise provided by law, the articles of incorporation or these bylaws, each outstanding share of record is entitled to one vote on each matter submitted to a vote of the shareholders either at a meeting of the shareholders or pursuant to Section 11 of this Article II.

Section 10.                                      Voting of Shares by Certain Holders. Shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, may not be voted at any meeting or counted in determining the total number of outstanding shares at any given time. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person’s name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into such trustee’s name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer of such shares into such receiver’s name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

Section 11.                                      Action Without a Meeting. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of shareholders may be dispensed with if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and delivered to the corporation by delivery to its registered office in Nevada, its principal place of business or an officer or agent of the corporation having custody of the book in which the proceedings of minutes of meetings of shareholders are recorded.

ARTICLE III

Board of Directors

Section 1.                                            General Powers. The business and affairs of the corporation shall be managed under the direction of the corporation’s board of directors, except as otherwise provided in the Nevada Revised Statutes, the articles of incorporation or these bylaws.

Section 2.                                            Number, Tenure and Qualifications. The number of directors shall be determined from time to time by a resolution of the board of directors but shall not be fewer than three (3) as provided in the articles of incorporation. Directors shall be elected at each annual meeting of the shareholders by plurality vote. Each director shall hold office until the next annual meeting of the shareholders and thereafter until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be residents of Nevada or shareholders of the corporation. The directors may elect from their number a director to serve as chairman of the board of directors, for such term and with such authority as may be granted by the board of directors.

Section 3.                                            Vacancies; Removal. Any director may resign at any time by giving written notice through the president or the secretary. A director’s resignation shall take effect on receipt of such notice unless another time is specified in such notice, and unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make such resignation effective. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, or by the shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at a meeting of the shareholders called for that purpose, and a director so chosen shall hold office for the term specified in Section 2 of this Article III. At a meeting called expressly for that purpose, one or more directors or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Any directorship to be filled by reason of the removal of one or more directors by the shareholders or for any other reason may be filled by election by the shareholders at the meeting at which the director or directors are removed.

Section 4.                                            Regular Meetings. A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of the shareholders, or as soon as practicable after the annual meeting of the shareholders, at the time and place, either within or outside Nevada, as determined by the board of directors, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. The board of directors may provide by resolution the time and place, either within or outside Nevada, for the holding of additional regular meetings.

Section 5.                                            Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place, either within or outside Nevada, for holding any special meeting of the board of directors called by such person(s).

Section 6.                                            Notice. Notice of each meeting of the board of directors stating the place, day and hour of the meeting shall be given to each director at least ten days prior to such meeting by the mailing of written notice, or at least five days prior to such meeting by personal delivery of written notice or by telephonic or facsimile notice, except that in the case of a meeting to be held pursuant to Section 11 of this Article III, telephone notice may be given one day prior to such meeting. (The method of notice need not be the same to each director.) Notice shall be deemed to be given, if mailed, on the earlier of the date it is received or five days after it is deposited in the United States mail, with postage prepaid, addressed to the director at such director’s business or residence address; if personally delivered, when delivered to the director; if delivered via facsimile, upon confirmation of receipt by the receiving facsimile machine; and, if telephoned, when communicated to the director. Any director may waive notice of any meeting. The attendance of a director at a meeting (or participation by a director in a meeting by means of conference telephone or similar communications equipment) shall constitute a waiver of notice of such meeting, except where a director objects to the holding of the meeting at the beginning of the meeting or promptly on such director’s arrival. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting unless required by statute.

Section 7.                                            Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken at the meeting unless the director objects at the beginning of the meeting, or promptly on arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or consent to any action taken at the meeting, or the director contemporaneously requests his dissent or abstention as to any specific action to be entered into the minutes of the meeting, or the director causes written notice of a dissent or abstention as to a specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the corporation promptly after adjournment of the meeting.

Section 8.                                            Quorum and Voting. A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than an announcement at the meeting until a quorum shall be present.

Section 9.                                            Fees and Compensation. Directors may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This section shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

Section 10.                                      Executive and Other Committees. By one or more resolutions adopted by the majority of the board of directors, the board of directors may designate from among the members of the board of directors an executive committee and one or more other committees consisting of one or more directors, each of which (to the extent provided in the resolution establishing such committee) shall have and may exercise all of the authority of the board of directors.

Section 11.                                      Meetings by Telephone. Members of the board of directors or any committee of the board of directors may participate in a meeting of the board of directors or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

Section 12.                                      Action Without a Meeting. Any action required or permitted to be taken at a meeting of the directors or any committee of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or committee members entitled to vote with respect to the subject matter concerned.

ARTICLE IV

Officers

Section 1.                                            Number and Qualifications. The officers of the corporation shall be a president, a secretary, and a treasurer. The board of directors may also elect or appoint such other officers, assistant officers and agents, including vice presidents, assistant secretaries, and assistant treasurers, as the board of directors may consider necessary. Any two or more offices may be held by the same person.

Section 2.                                            Election and Term of Office. The officers of the corporation shall be appointed by the board of directors annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the appointment of officers shall not occur at such meeting, such appointment shall be held as soon after such annual meeting as is convenient. Each officer shall hold office until such officer’s successor is duly appointed or until such officer’s earlier death, resignation or removal.

Section 3.                                            Compensation. The compensation of the officers shall be determined from time to time by the board of directors, and no officer shall be prevented from receiving any compensation by reason of the fact that such officer is also a director of the corporation.

Section 4.                                            Removal. Any officer may be removed by the board of directors or by a committee, if any, if so authorized by the board of directors, at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not in itself create contract rights.

Section 5.                                            Vacancies. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation, by giving written notice to the president or to the board of directors. An officer’s resignation shall take effect at the time specified in such resignation, and the acceptance of such resignation shall not be necessary to make such resignation effective. A vacancy in any office, however occurring, may be filled by the board of directors for the unexpired portion of the term.

Section 6.                                            Authority and Duties of Officers. The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the president, the board of directors or these bylaws, except that in any event, each officer shall exercise such powers and perform such duties as may be required by law:

(a)                                  President. The president shall be the chief executive officer of the corporation and shall, subject to the direction and supervision of the board of directors: (i) have general and active control of the affairs and business of the corporation and general supervision of its officers, agents and employees; (ii) preside, in the absence of the chairman of the board, at all meetings of the shareholders and the board of directors; (iii) see that all orders and resolutions of the board of directors are carried into effect; and (iv) perform all other duties incident to the office of president and as from time to time may be assigned to the president by the board of directors.

(b)                                 Vice Presidents. The vice presidents shall assist the president and shall perform such duties as may be assigned by the president or by the board of directors. Such officers shall, at the request of the president, or in the absence of the president, or the event of the inability or refusal by the president to act, perform the duties of the president and when so acting, shall have all the powers of and be subject to all the restrictions on the president.

(c)                                  Secretary. The secretary shall: (i) keep the minutes of the proceedings of the shareholders, the board of directors and any committees of the board of directors; (ii) keep a record of all actions taken by the shareholders, the board of directors and any committees of the board of directors without a meeting; (iii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iv) keep a record of all waivers of notices of meetings of the shareholders, the board of directors and any committees of the board of directors; (v) be custodian of the corporate records and of the seal of the corporation; (vi) keep at the corporation’s registered office or principal place of business within or outside Nevada a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation’s transfer agent or registrar; (vii) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; and (viii) perform all other duties incident to the office of secretary and such other duties as from time to time may be assigned by the board of directors or the president.

(d)                                 Treasurer. The treasurer shall: (i) be the principal financial officer of the corporation and have the care and custody of all of the corporation’s funds, securities, evidences of indebtedness and other personal property and deposit the same in accordance with the instructions of the board of directors; (ii) receive and give receipts for monies paid into or on account of the corporation and pay out of the funds on hand all bills, payrolls, and other just debts of the corporation of whatever nature on maturity; (iii) unless there is a controller, be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of the corporation’s operations; (iv) on request of the board of directors, make such reports to the board of directors as may be required at any time; and (v) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned by the board of directors or the president. Assistant treasurers, if any, shall have the same powers and duties, subject to supervision by the treasurer.

Section 7.                                            Surety Bonds. The board of directors may require any officer of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board of directors, conditioned on the faithful performance of such officer’s duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind belonging to the corporation in the possession or under the control of such officer.

ARTICLE V

Shares

Section 1.                                            Issuance of Shares. The issuance or sale by the corporation of any shares of the corporation’s authorized capital stock of any class shall be made only on authorization by the board of directors.

Section 2.                                            Certificates. The shares of the corporation shall be represented by certificates unless otherwise provided by the board of directors. The certificates shall be in such form consistent with law as shall be prescribed by the board of directors. The certificates representing shares of stock of the corporation shall be consecutively numbered. The certificates shall be signed by two officers as designated by the board of directors, or in the absence of such designation, any two of the following officers: the president, the secretary, or the treasurer.

Section 3.                                            Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu of such certificate on such terms and conditions in conformity with law as the board of directors may prescribe. The board of directors may, in the discretion of the board of directors, require a bond in such form and amount and with such surety as the board of directors may determine or such other assurance or security as permitted by applicable law before issuing a new certificate.

Section 4.                                            Transfer of Shares. On surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and otherwise satisfying requirements permitted to be imposed by the corporation under applicable law, it shall be the duty of the corporation to issue a new certificate to the person entitled to such new certificate and to cancel the old certificate. Every such transfer of stock shall be entered on the stock transfer books of the corporation.

Section 5.                                            Holders of Record. The corporation shall be entitled to treat the holder of record of any share as the holder-in-fact of such share and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not the corporation shall have express or other notice of such claim or interest, except as may be required by the laws of Nevada.

Section 6.                                            Transfer Agents, Registrars and Paying Agents. The board of directors may, in the discretion of the board of directors, appoint one or more transfer agents or registrars for making payment on any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Nevada. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VI

Indemnification

Section 1.                                            The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person (a) is not liable pursuant to statute, or (b) acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to statute or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his or her conduct was unlawful.

Section 2.                                            The corporation shall indemnify any person who was or is a party or is threatened to be a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person (a) is not liable pursuant to statute, or (b) acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 3.                                            To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 and 2 of this article, or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Section 4.                                            Any discretionary indemnification pursuant to statute, unless ordered by a court or advanced pursuant to Section 5 of this article, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (a) by the shareholders, (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 5.                                            The corporation shall pay expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the corporation. The provision of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Section 6.                                            The indemnification pursuant to Sections 1, 2, and 3 of this article and advancement of expenses authorized in or ordered by a court pursuant to Section 5 of this article (a) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in such person’s official capacity or an action in another capacity while holding such person’s office, except that indemnification, unless ordered by a court pursuant to Sections 1, 2 or 3 of this article or for the advancement of expenses made pursuant to Section 5 of this article, may not be made to or on behalf of any director or officer if a final adjudication establishes that the acts or omissions of such person involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.

Section 7.                                            The corporation shall purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against such person and liability expenses incurred by such person in such person’s capacity as a director, officer, employee or agent, or arising out of such person’s status as such, whether or not the corporation has the authority to indemnify such person against such liability and expenses. No financial arrangement made pursuant to this Section 7 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

ARTICLE VII

Miscellaneous

Section 1.                                            Waivers of Notice. Whenever notice is required by law, the articles of incorporation or these bylaws, a waiver of such notice in writing signed by the director, shareholder, or other person entitled to said notice, whether before or after the time stated in such waiver or, subject to Section 6 of Article III, such person’s appearance at such meeting in person or (in the case of a shareholder’s meeting) by proxy, shall be equivalent to such notice.

Section 2.                                            Voting of Securities by the Corporation. Unless otherwise provided by resolution of the board of directors, the president shall, on behalf of the corporation, attend in person or by substitute appointed by the president, or shall execute written instruments appointing a proxy or proxies, all meetings of the shareholders of any other corporation, association or other entity in which the corporation holds any stock or other securities and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents or any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities; subject, however, to the instructions, if any, of the board of directors.

Section 3.                                            Books and Records. The corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of the meetings of the corporation’s shareholders and board of directors and shall keep all other records required by law. The corporation shall also keep at the corporation’s registered office or principal place of business or at the office of the corporation’s transfer agent or registrar a record of the corporation’s shareholders, giving the name and addresses of all shareholders and the number of shares held by each. Any person who is a shareholder of record, on written demand under oath stating the purpose of such examination, shall have the right to examine and make abstracts from, in person or by agent or attorney, at any reasonable time and for a purpose reasonably related to such person’s interests as a shareholder, the corporation’s books and records of account, minutes and record of shareholders.

Section 4.                                            Instruments. The board of directors may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name of, and on behalf of, the corporation, and such authority may be general or confined to specific instances.

Section 5.                                            Amendments. Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal these bylaws and adopt new bylaws shall be vested in the board of directors.

Section 6.                                            Interpretation. These bylaws and each provision of these bylaws are subject to applicable statutory law and to the articles of incorporation.